Exhibit 10.1

FIRST AMENDMENT TO STANDARD
INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE

THIS FIRST AMENDMENT TO STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE - NET (this “Amendment”) is made and entered into as of the 1st day of March, 2020 (“Effective Date”), by and between ACCUTEK (“Lessor”), and FLUX POWER, INC. (“Lessee”).

RECITALS:

A. Lessor and Lessee entered into that certain Standard Industrial/Commercial Multi-Lease- Net dated as of April 4, 2019 (the “Lease”), whereby Lessee leased certain space in the building located at 2685 S. Melrose Drive, Vista, CA 92081 (the “Building”) from the Lessor. Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

B. By this Amendment, Lessor and Lessee desire to modify the Lease as provided herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT :

1. Expansion Premises. Lessee current leases Suite A in the Building and will be expanding its premises into the remainder of the Building which is Suite B, approximately 16,309 additional rentable square feet plus the residential unit of approximately 1,230 rentable square feet for a total of approximately 17,539 rentable square feet (“Suite B”). Upon Commencement Date (as defined below in Section 3), Premises shall be the full Building which is approximately 63,396 rentable square feet.

2. Term. The term of Suite B shall commence as of the Commencement Date and be co- terminus with the existing lease on Suite A which expires November 30, 2026.

3. Commencement Date. The lease on Suite B shall commence thirty (30) days following delivery of Suite B to Lessee (“Commencement Date”). Lessee shall have rent-free early occupancy of Suite B during that 30 days to set up its FF&E and prepare Suite B for its use and store its materials in Suite B. The CAM charges on Suite B will remain due during said 30 days. Lessor shall use commercially reasonable efforts to deliver Suite B and start such early occupancy by April 1, 2020.

4. Base Rent. The Base Rent on Suite A and Suite B shall be $0.93 per rentable square foot per month per the existing Lease and shall increase by three percent (3%) on each August 1st per the existing Lease.

5. Operating Expenses. Pursuant to the Lease, the Lessee’s share shall be increased to 100%. The Operating Expenses on Suite B will be due upon delivery of Suite B to Lessee and shall not be abated prior to Commencement Date.

6. Lessee Improvements. Lessor shall perform the following improvements in Suite B: (1) remove the furniture and housewares from the residential unit, and (2) thoroughly clean the office and residential unit portions. Lessee shall accept the remainder of Suite B in its as-is condition.

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7. Building Condition. Lessor, at Lessor’s sole cost, shall complete the required repairs to the roof and skylights in Suite A as soon as commercially reasonable and shall provide that the roof, HVAC systems, electrical, lighting, fire sprinkler and plumbing systems serving and within Suite B are in good working order.

8. Office Furniture. Lessor shall leave the office furniture in Suite B for Lessee’s use and subject to terms of and execution of Bill of Sale, Lessee shall purchase existing furniture for a total of

$8,300 which shall consist of 4 desks and matching chair hutches reception counter, etc. for $5,000 and eleven (11) chairs for $3,300.

9. Parking. Lessee shall have the right to all parking allocated to the Building, approximately 190 spaces.

10. Security Deposit. Lessor currently holds $169,695.84 as Security Deposit which shall remain sufficient security for the Lease.

11. Payment to Brokers. Lessor shall pay a leasing commission to Hughes Marino (the “Broker”) of four percent (4%) of the aggregate Rent on Suite B for months 1-48 and two percent (2%) for any additional fixed term thereafter (“Broker Payment”). Subject to agreement by Broker, payment of such commission shall not be due from Lessor until six (6) months after Commencement Date. Lessor shall be solely liable for all fees due to Broker under the Lease, including the Broker Payment.

12. Representations. Each party represents and warrants to the other that: (a) it is properly formed and validly existing under the laws of the state in which it is formed and with respect to Lessee only, is authorized to transact business in the state in which the Building is located; (b) it has full right and authority to enter into this Amendment and to perform all of its obligations hereunder (; and (c) each person (and both persons if more than one signs) signing this Amendment on behalf of such party is duly and validly authorized to do so.

13. No Defaults. Lessee hereby represents and warrants to Lessor that, to Lessee’s current actual knowledge, as of the date of this Amendment, Lessee is in full compliance with all terms, covenants and conditions of the Lease and that there are no breaches or defaults under the Lease by Lessor or Lessee, and that Lessee knows of no events or circumstances which, given the passage of time, would constitute a default under the Lease by either Lessor or Lessee. Lessor hereby warrants and represents to Lessee that, to Lessor’s current actual knowledge, (a) Lessor is in full compliance with all terms, covenants and conditions of the Lease and that there are no breaches or defaults under the Lease by Lessor or Lessee, and that Lessor knows of no events or circumstances which, given the passage of time, would constitute a default under the Lease by either Lessor or Lessee; (b) the Master Lease (“Master Lease”) between Lessor and Darren D. Chocholek Trust (“Master Lessor”) is in full force and effect and Lessor has no knowledge of any claim by Lessor that Lessor is in default or breach of any provisions of the Master Lease, (c) Lessor is in full compliance with all terms, covenants and conditions of the Master Lease and that there are no breaches or defaults under the Master Lease by Lessor or Master Lessor, and (d) that Lessor knows of no events or circumstances which, given the passage of time, would constitute a default under the Master Lease by either Lessor or Master Lessor.

14. No Further Modification. Except as set forth in this Amendment, the Lease shall remain unmodified and in full force and effect. Effective as of the date hereof, unless context provide otherwise, all references to the “Premises,” “Building” and “Project” in the Lease shall refer to Suite A and Suite B.

15. Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall together constitute one and the same agreement. The parties agree that execution of this Amendment exchanging facsimile, PDF, or e-Signature (as defined below) signatures shall have the same legal force and effect as the exchange of original signatures. Pursuant to this Amendment, e-Signatures shall mean a signature that consists of one or more letters, characters, numbers or other symbols in digital form incorporated in, attached to or associated with the electronic document, that (i) is unique to the person making the signature; (ii) the technology or process used to make the signature is under the sole control of the person making the signature; (iii) the technology or process can be used to identify the person using the technology or process; and (iv) the electronic signature can be linked with an electronic document in such a way that it can be used to determine whether the electronic document has been changed since the electronic signature was incorporated in, attached to or associated with the electronic document. The written form shall be required to make changes to this clause as well.

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IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

“Lessor”

ACCUTEK,
a Delaware corporation

By:	/s/ Darren Chocholek
Print Name:	Darren Chocholek
Title:	Pres/CEO

“Lessee”

FLUX POWER, INC.,
a California corporation

By:	/s/ Chuck Scheiwe
Print Name:	Chuck Scheiwe
Title:	CFO

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